As filed with the Securities and Exchange Commission on July 18, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CME GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	36-4459170
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20 South Wacker Drive

Chicago, Illinois 60606

(312) 930-1000

(Address of Principal Executive Offices, Zip Code)

Amended and Restated CME Group Inc. Employee Stock Purchase Plan

(Full Title of Plan)

Kathleen M. Cronin, Esq.

Senior Managing Director, General Counsel and Corporate Secretary

CME Group Inc.

20 South Wacker Drive

Chicago, Illinois 60606

(312) 930-1000

(Name, Address and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Shares To Be Registered	Amount To Be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Class A Common Stock, par value $.01 per share	60,000	$258.84	$15,530,475	$1,779.79

(1)	Registrant is registering 60,000 shares of Class A common stock (the “Class A Shares”), for issuance under its Amended and Restated CME Group Inc. Employee Stock Purchase Plan (“ESPP”).
(2)	This Registration Statement shall also cover any additional Class A Shares which become issuable under the ESPP by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding Class A Shares.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”) based upon the average of the high and low prices of the Class A Shares on July 12, 2012, as reported on the NASDAQ Global Select Market.
(4)	Calculated pursuant to Section 6(b) of the Securities Act by multiplying 0.00011460 by the proposed maximum aggregate offering price (as computed in accordance with Rule 457 under the Securities Act solely for the purpose of determining the registration fee of the securities registered hereby).

EXPLANATORY NOTE

CME Group Inc. (the “Company”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering, pursuant to Instruction E of Form S-8, an additional 60,000 shares of Class A common stock, par value $0.01 per share (the “Class A Shares”), issuable under the Amended and Restated CME Group Inc. Employee Stock Purchase Plan (“ESPP”). At the Registrant’s 2012 Annual Meeting of Shareholders, the shareholders of the Company approved an amendment to the ESPP providing for the increase in the Class A Shares issuable thereunder. As a result, the Class A Shares being registered by this Registration Statement represent an increase in the total Class A Shares reserved for issuance under the ESPP from 40,000 to 100,000.

Pursuant to Instruction E of Form S-8, the Company hereby incorporates by reference into this Registration Statement in its entirety the Registration Statement on Form S-8 (File No. 333-124497), except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed with the Securities and Exchange Commission (the “Commission”) by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, including portions of the definitive Proxy Statement for the 2012 Annual Meeting of Shareholders incorporated therein by reference.

(b) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

(c) The Company’s Current Reports on Form 8-K filed with the Commission on July 6, 2012, June 19, 2012, May 29, 2012, May 25, 2012, May 2, 2012, April 24, 2012 and March 15, 2012.

(d) The description of the Company’s Class A common stock contained in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-90106), as amended, which description is incorporated by reference in the Company’s Registration Statement on Form 8-A filed with the Commission on November 29, 2002 (File No. 001-31553), including any amendments or reports filed for purposes of updating such description.

In addition, all documents filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference into this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement in a subsequently filed document that is incorporated or is deemed to be incorporated by reference into this Registration Statement modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Kathleen M. Cronin, Esq., will issue an opinion regarding the validity of the Registrant’s Class A Shares offered hereby. Ms. Cronin is the Registrant’s Senior Managing Director, General Counsel and Corporate Secretary. Ms. Cronin currently owns Class A Shares.

ITEM 8.	EXHIBITS.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description

4.1	Fourth Amended and Restated Certificate of Incorporation of CME Group Inc. (incorporated by reference to Exhibit 3.1 to CME Group Inc.’s Current Report on Form 8-K, filed with the SEC on May 29, 2012, File No. 001-31553).

4.2	Eighth Amended and Restated Bylaws of CME Group Inc. (incorporated by reference to Exhibit 3.2 to CME Group Inc.’s Current Report on Form 8-K, filed with the SEC on May 29, 2012, File No. 001-31553).

5.1	Opinion of Kathleen M. Cronin, Senior Managing Director, General Counsel and Corporate Secretary.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Kathleen M. Cronin (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1	Amended and Restated CME Group Inc. Employee Stock Purchase Plan (amended and restated as of May 23, 2012) (incorporated by reference to Exhibit 10.2 to CME Group Inc.’s Current Report on Form 8-K, filed with the SEC on May 29, 2012, File No. 0001-31553).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on July 18, 2012.

CME Group Inc.

By	/s/ KATHLEEN M. CRONIN
Kathleen M. Cronin Senior Managing Director, General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terrence A. Duffy, Phupinder S. Gill, James E. Parisi and Kathleen M. Cronin, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on July 18, 2012.

Signature	Title

/S/ TERRENCE A. DUFFY Terrence A. Duffy	Executive Chairman of the Board & President and Director

/S/ PHUPINDER S. GILL Phupinder S. Gill	Chief Executive Officer and Director

/S/ JAMES E. PARISI James E. Parisi	Senior Managing Director and Chief Financial Officer

/S/ JAMES V. PIEPER James V. Pieper	Managing Director and Chief Accounting Officer

/S/ LEO MELAMED Leo Melamed	Chairman Emeritus and Director

/S/ JEFFREY M. BERNACCHI Jeffrey M. Bernacchi	Director

/S/ TIMOTHY S. BITSBERGER Timothy S. Bitsberger	Director

/S/ CHARLES P. CAREY Charles P. Carey	Director

/S/ MARK E. CERMAK Mark E. Cermak	Director

/S/ DENNIS H. CHOOKASZIAN Dennis H. Chookaszian	Director

/S/ JAMES A. DONALDSON James A. Donaldson	Director

/S/ MARTIN J. GEPSMAN Martin J. Gepsman	Director

/S/ LARRY G. GERDES Larry G. Gerdes	Director

/S/ DANIEL R. GLICKMAN Daniel R. Glickman	Director

/S/ J. DENNIS HASTERT J. Dennis Hastert	Director

/S/ BRUCE F. JOHNSON Bruce F. Johnson	Director

/S/ GARY M. KATLER Gary M. Katler	Director

/S/ WILLIAM P. MILLER II William P. Miller II	Director

/S/ JOSEPH NICIFORO Joseph Niciforo	Director

/S/ C.C. ODOM II C.C. Odom II	Director

/S/ RONALD A. PANKAU Ronald A. Pankau	Director

/S/ ALEX J. POLLOCK Alex J. Pollock	Director

/S/ JOHN F. SANDNER John F. Sandner	Director

/S/ TERRY L. SAVAGE Terry L. Savage	Director

/S/ WILLIAM R. SHEPARD William R. Shepard	Director

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Fourth Amended and Restated Certificate of Incorporation of CME Group Inc. (incorporated by reference to Exhibit 3.1 to CME Group Inc.’s Current Report on Form 8-K, filed with the SEC on May 29, 2012, File No. 001-31553).

4.2	Eighth Amended and Restated Bylaws of CME Group Inc. (incorporated by reference to Exhibit 3.2 to CME Group Inc.’s Current Report on Form 8-K, filed with the SEC on May 29, 2012, File No. 001-31553).

5.1	Opinion of Kathleen M. Cronin, Senior Managing Director, General Counsel and Corporate Secretary.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Kathleen M. Cronin (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1	Amended and Restated CME Group Inc. Employee Stock Purchase Plan (amended and restated as of May 23, 2012) (incorporated by reference to Exhibit 10.2 to CME Group Inc.’s Current Report on Form 8-K, filed with the SEC on May 29, 2012, File No. 0001-31553).